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                                  CITY OF OREM
                              56 North State Street
                                0rem, Utah 84057
[LOGO] OREM

        Issued: 03/31/99                             Expires: 12/31/99

License Number: 1996-13602                           Licensee: TELECONNECT, INC.
 Business Name: QCOMM
       Address: 1135 S 1680 WEST                     Location: 1135 S 1680 WEST
                OREM     UT 84058

                                Business License                 COMMERCIAL BUS.
                 POST IN A CONSPICUOUS PLACE - NON-TRANSFERABLE  EST. 12/04/96